Exhibit 99.3

ATTACHMENT I

Modifications to Second Amended Joint Chapter 11 Plan of Reorganization
of Williams Communications Group, Inc. and CG Austria, Inc.

Section 1.1 Definitions.

(24)	“Class 5/6 Channeled Actions” means all Causes of Action of holders of Allowed Class 5 Senior Redeemable Notes Claims and Allowed Class 6 Other Unsecured Claims, acting in such capacity, against a TWC Released Party or a WCG Indemnitee (except for Causes of Action to enforce any obligation of a TWC Released Party or WCG Indemnitee under the Plan, a Plan Document, or the TWC Settlement Agreement) that is based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Effective Date.

(85)	“Residual Assets” means, with the exception of any (i) Assets necessary for the operation of the business of New WCG and its subsidiaries, including all cash and cash equivalents and amounts maintained in securities accounts by old WCG on the Effective Date less the amount required to satisfy all Administrative Claims and (ii) Causes of Action against or equity interests in any Affiliate, any and all Assets of WCG, including, but not limited to, any and all Causes of Action against any Person other than an Affiliate.

(96)	“SBC Consent” means the consent by SBC, pursuant to the SBC Stipulation, to (a) the transactions contemplated by the Leucadia Investment Agreement and the Leucadia Claims Purchase Agreement; (b) the transactions contemplated by the Plan; and (c) the Spin-Off~~, in form and substance reasonably satisfactory to the Committee, Leucadia, and WCG~~.

(97)	“SBC Stipulation” means that certain Stipulation, dated September 23, 2002, by and between SBC, Leucadia, and the Debtors.

(~~99~~100)	“Securities Holder” means ~~all~~any current ~~and~~or former ~~holders~~holder of ~~securities~~security issued by ~~the~~a WCG ~~Entities (and all options~~Entity, ~~agreements~~without limitation, ~~and derivatives thereof~~Equity Interests and/or Senior Redeemable Notes), acting in such capacity, provided, however, that “Securities Holder” shall not include ~~holders~~a holder of an Allowed ~~Claims~~Claim in ~~Classes~~Class 5 ~~and~~or 6 under the Plan, acting in such capacity.

(~~100~~)(101)	“Securities Holder Channeled Action” means any Cause of Action (i) of a Securities Holder against a WCG Indemnitee that is based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Effective Date; or (ii) of any Person for contribution, reimbursement, or indemnity from Old WCG, New WCG, or a WCG Indemnitee, relating to a Cause of Action of a Securities Holder, and that is not otherwise discharged, satisfied, released, exculpated, or otherwise provided for in or by the Plan or the Confirmation Order.

(~~101~~)(102)	“Securities Holder Channeling Fund” means (a) the right to receive ~~up to~~ 2% of the New WCG Common Stock (on a fully-diluted basis), to the extent that holders of Securities Holder Channeled Actions become entitled to receive such stock pursuant to the Securities Holder Channeling Fund Distribution Procedures; and~~/ or~~ (b) any recoveries that can be obtained from officer/director liability insurance policies of the Company or insurance carriers that cover officers and directors of the Company or the Company’s obligation to indemnify its officers and directors.

(131)	“WCG Indemnitee” means any Affiliate and each of the present and former directors, managers, officers, employees, agents, and attorneys, ~~advisors, and accountants~~ of ~~the~~a WCG ~~Entities~~Entity, acting in such capacity, excluding Persons who serve or served as officers of SBC, to the extent such Persons possessed conflicts of interest with respect to the WCG Entities while acting as directors of WCG in connection with the Spin-Off, provided, however, that ~~if the~~upon written notification by SBC ~~Consent shall~~that the conditions to effectiveness contained in paragraph 14 of the SBC Stipulation have been ~~obtained~~satisfied or waived, then such officers of SBC shall be deemed to be WCG Indemnitees.

Section 2.2 Treatment of Administrative Claims.

(a) ~~(a)~~ Time for Filing Administrative Claims. Except with respect to (i) a Fee Claim, (ii) an Adequate Protection Claim, (iii) a TWC Continuing Contract Claim, (iv) a liability incurred and paid in the ordinary course of business by a Debtor, or (v) an Administrative Claim that has been allowed on or before the Effective Date, within ten (10) days after service of notice of entry of the Confirmation Order, the holder of an Administrative Claim must file with the Bankruptcy Court and serve notice of such Administrative Claim upon counsel to the Debtors, the Administrative Agent, and the Committee, provided, however, that an Indenture Trustee seeking an Administrative Claim for Indenture Trustees Fees must file with the Bankruptcy Court within four (4) business days of entry of the Confirmation Order and serve notice of such Administrative Claim for Indenture Trustees Fees upon counsel to the Debtors, the Administrative Agent and the Committee. Such notice must include at a minimum (1) the name of the holder of the Claim, (2) the amount of the Claim, and (3) the basis of the Claim. Failure to file this notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

(c) Allowance of Administrative Claims. An Administrative Claim with respect to which notice has been properly filed pursuant to Section 2.2(a) herein shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the deadline for filing and serving a notice of such Administrative Claim specified in Section 2.2(a) herein, or such later date as may be approved by the Bankruptcy Court on motion of a Debtor. An Administrative Claim for Indenture Trustees Fees with respect to which notice has been properly filed pursuant to Section 2.2(a) herein shall become an Allowed Administrative Claim for Allowed Indenture Trustees Fees if no objection is filed within four (4) business days after the deadline for filing and serving a notice of such Administrative Claim for Indenture Trustees Fees specified in Section 2.2(a) herein. If an objection is filed within such thirty-day period (or any extension thereof), or four business day period in the case of an Administrative Claim for Indenture Trustees Fees, the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order or as agreed to by a Debtor after consultation with the other Proponents and the Administrative Agent. An Administrative Claim that is a Fee Claim, and with respect to which a Fee Application has been properly filed pursuant to Section 2.2(b) herein, shall become an Allowed Administrative Claim only to the extent allowed by Final Order. An Administrative Claim as to which no notice need be filed as set forth in Section 2.2(a)(iii), (iv) or (v) shall be an Allowed Administrative Claim on the Effective Date.

Section 3.3 Channeling Injunction.

     Pursuant to the TWC Settlement Agreement, the Confirmation Order shall contain an injunction (the “Channeling Injunction”) (i) providing that (A) all Class 5/6 Channeled Actions shall be ~~shall be~~ channeled to and fully and completely satisfied as a result of the TWC Contributed Distribution and the other consideration provided by the TWC Entities under the TWC Settlement Agreement; and (B) all Securities Holder Channeled Actions shall be channeled to and fully and completely satisfied from the Securities Holder Channeling Fund; and (ii) enjoining (except as may be required for recovery from officer/director insurance policies ~~of the Company~~or officer/director insurance carriers of a WCG Entity, and without prejudice to the power or jurisdiction of any court, forum, or tribunal to issue an order, judgment, or determination of liability necessary to mandate such coverage) the holders of Class 5/6 Channeled Actions and Securities Holder Channeled Actions from:

(a)	commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against a TWC Settlement Releasee or its direct or indirect successor in interest (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice) except as may be necessary to access the Securities Holder Channeling Fund, provided, however, the foregoing shall not affect or enjoin a Securities Holder (acting in such capacity) from commencing, conducting, or continuing any suit, action or other proceeding of any kind against a TWC Released Party;

(b)	enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against a TWC Settlement Releasee or its assets or property, or its direct or indirect successor in interest, or any assets or property of such transferee or successor, provided, however, the foregoing shall not affect or enjoin a Securities Holder (acting in such capacity) from enforcing, levying, attaching, collecting or otherwise recovering any judgment, award, decree or order against a TWC Released Party;

(c)	creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien against a TWC Settlement Releasee or its assets or property, or its ~~indirect~~direct or indirect successors in interest, or any assets or property of such transferee or successor, provided, however, the foregoing shall not affect or enjoin a Securities Holder (acting in such capacity) from creating, perfecting or otherwise enforcing any lien against a TWC Released Party;

(d)	asserting any set-off, right of subrogation or recoupment of any kind, directly or indirectly against any obligation due a TWC Settlement Releasee or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor, provided, however, the foregoing shall not affect or enjoin a Securities Holder (acting in such capacity) from asserting any set-off, right of subrogation or recoupment of any kind against any obligation due a TWC Released Party; and

Section 4.2 Conditions Precedent to the Occurrence of the Effective Date.

(b) all ~~necessary and~~ material statutory, regulatory or other consents, authorizations, and approvals, including, without limitation; (i) all special temporary authority for the consents, authorizations, and/or approvals required to be granted by the Federal Communications Commission (“FCC”) to effectuate the transfer of control of WCL’s licenses, without material modifications from their current form, to New WCG; (ii) the SBC Authorization; and (iii) consents and authorizations under the WCL Credit Documents, the Restated Credit Documents, and each Plan Document, shall have been given or waived for the transfers and transactions described in the Plan, including, without limitation, the transfers of property and the payments described in the Plan, as applicable;

~~(f) WCL shall have paid the Extension Payment and the Subsequent Payment (as such terms are defined in the Restructuring Agreement) indefeasibly, in full in Cash; and~~

(f) [intentionally omitted]

~~(g)~~

 ~~all conditions of the Restructuring Agreement with respect to the Lenders shall have been satisfied or waived by the requisite number of Lenders.~~

(g) [intentionally omitted]

Section 4.3 Waiver of Conditions.

(b) Leucadia, in its sole discretion, may waive, in whole or in part, the conditions precedent to the occurrence of the Effective Date of the Plan described in Sections 4.2(b)(i). Should Leucadia chose to waive the condition set forth in Section 4.2(b)(i), Leucadia shall either consummate the transactions contemplated by the Plan or negotiate in good faith the terms of an escrow agreement or other agreement for arrangements to facilitate and assure the consummation of the transactions contemplated by the Plan, which agreement will provide for the consummation of such transactions promptly upon satisfaction or waiver of the condition set forth in Section 4.2(b)(i). Such agreement will be reasonably acceptable to the Proponents, TWC and the Administrative Agent.

(~~b~~c) The Debtors, with the consent of the Proponents and the Administrative Agent, may waive the conditions to the occurrence of the Effective Date described in Section 4.2(e)~~, 4.2(f), and 4.2(g)~~.

~~(c) Except as set forth herein, none of the conditions to confirmation of the Plan or the occurrence of the Effective Date may be waived without the consent of the Proponents, the Administrative Agent, and TWC.~~

Section 4.4 Effects of Confirmation.

(j) Exculpation.

(i) ~~From~~Except to the extent such would violate any applicable professional disciplinary rules, including DR 6-102 of the Code of Professional Conduct, from and after the Effective Date, neither the Debtors, their Affiliates, the Administrative Agent, the Lenders, the Committee, Leucadia, the TWC Entities, nor any of their respective directors, officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity), shall have or incur any liability to any Person for any act taken or omitted to be taken in connection with the Debtors’ restructuring, including the formulation, preparation, dissemination, implementation, confirmation or approval of the Restructuring Agreement, the TWC Plan Support Agreement, the TWC Settlement Agreement, the Plan, the Plan Documents, the Disclosure Statement, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that the foregoing provisions shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent that act or omission is determined in a Final Order to have constituted gross negligence ~~or~~, willful misconduct, breach of fiduciary duty in bad faith or breach of fiduciary duty for personal profit. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

(ii) From and after the Effective Date, the Indenture Trustees and their agents, attorneys, and advisors shall be exculpated by all Persons and entities, including, without limitation, all holders of Senior Reset Note Claims and Senior Redeemable Notes Claims and other parties in interest, from any and all claims, causes of action, and other assertions of liability in connection with the Debtors’ restructuring arising out of the discharge of the powers and duties conferred upon such Indenture Trustees by the Senior Reset Note Indenture, the Senior Redeemable Notes Indenture or the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct of the Indenture Trustees. No holder of a Senior Reset Note Claim and Senior Redeemable Notes Claim or other party in interest shall have or pursue any claim or cause of action against the Indenture Trustees and their agents, attorneys and advisors for making distributions in accordance with this Plan or for implementing the provisions of this Plan, except for actions or omissions to act of Indenture Trustee arising out of its gross negligence, willful misconduct, or breach of a fiduciary duty (other than from ordinary negligence) that results in a personal profit or harm to the Estates and their creditors.

(k) Release By Holders. As of the Effective Date, each holder of a Senior Reset Note Claim and Senior Redeemable Notes Claim to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, or then existing or thereafter arising in law, equity or otherwise, ~~that are based in whole or in part on any act, omission, transaction, or other occurrence taking place on or prior to the Effective Date in any way relating to the Indenture Trustees or their agents, attorneys, and advisors that such entity has, had or may have,~~ against the Indenture Trustees or their agents, attorneys, and advisors~~, or all Persons or entities claiming through them,~~ that are based in whole or in part on any act taken or omitted to be taken in connection with the Debtors’ restructuring, except for actions or omissions to act of an Indenture Trustee arising out of its gross negligence, willful misconduct, or breach of a fiduciary duty (other than from ordinary negligence) that results in a personal profit or harm to the Estates and ~~any of their respective present or former directors, officers, employees, agents, representatives, attorneys, accountants, underwriters, investment bankers or financial advisors and any of their respective successors or assigns~~creditors. This release, waiver and discharge will be in addition to the discharge of claims and termination of interests provided herein and under the Confirmation Order and the Bankruptcy Code (other than from ordinary negligence).

(m) Lender Releases. As of the Effective Date, the ~~Debtors and their~~Proponents, the Estates, every holder of a Claim or Equity Interest, and the TWC Entities, forever release, waive and discharge the Released Lender Parties (and the Released Lender Parties forever release, waive and discharge the Proponents and the TWC Settlement Releasees) from all claims (as such term is defined in Section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution, and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part on any act, omission, transaction, or other occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors and their business affairs (including, without limitation, any extensions of credit or other financial services or accommodations made or not made to the Debtors and their Affiliates prior to the Effective Date), the Chapter 11 Cases, the Plan, the WCL Credit Agreement, the WCL Credit Documents, and the Restructuring Agreement and all documents and instruments relating to any of the foregoing. The Confirmation Order shall specifically provide for the foregoing releases and shall enjoin the prosecution of any such released claim, causes of action, or liability.

     Section 5.2 Governance.

(a) Selection of Directors and Officers of New WCG

~~(i)~~ (i) Immediately following the Effective Date, the initial board of directors of New WCG shall be composed of nine individuals, consisting of the Chief Executive Officer of WCG, ~~at least one director of WCG to be~~the following four individuals selected by ~~WCG’s board of directors~~Leucadia (the “~~WCG Independent Director~~Leucadia Directors”): Ian M. Cumming, ~~two individuals to be selected by Leucadia~~Joseph S. Steinberg, Jeffrey C. Keil, and ~~five~~Alan J. Hirschfield, and the following four individuals ~~to be~~ selected by the Committee ~~after consultation with the Leucadia~~ (the “Committee Independent Directors”): John Patrick Collins, William H. Cunningham, Michael Diament, and Michael P. Ressner.

~~(ii) In selecting the five Committee Independent Directors, at least 30 days prior to the Effective Date, the Committee shall provide to Leucadia a list of at least five and no more than 10 individuals who are qualified to serve as the Committee Independent Directors. Such individuals shall not be partners, members, officers, directors, controlling shareholders or employees of any holder of Allowed Claims in Class 5. Within 10 days of receipt of such list, Leucadia shall advise WCG and the Committee in writing which individuals on such list shall serve as the five Committee Independent Directors. If, however, the list provided by the Committee to Leucadia contains less than 10 individuals and if Leucadia provides written notice to the Committee within 10 days of receipt of the list that it does not find at least 5 individuals on the list acceptable to serve as Committee Independent Directors, then the Committee shall notify Leucadia in writing of the name of at least one additional individual to serve as a Committee Independent Director, which Leucadia shall be permitted to accept or reject in writing. If Leucadia determines such additional individual is not acceptable, and provides written notice of same to the Committee within 10 days of receipt of the notice of the proposal of such additional individual, then the Committee shall again notify Leucadia in writing of the name of at least one additional individual to serve as a Committee Independent Director, which Leucadia can decide to accept or reject within 10 days of receipt of the notice of the proposal of such additional individual. Notwithstanding the foregoing, at no time shall the Committee be required to provide to Leucadia a list of more than 10 proposed Committee Independent Directors, and at no time shall Leucadia be permitted to reject more than five proposed Committee Independent Directors.~~

~~(iii)~~ (ii) The ~~WCG Independent Director and the~~ Committee Independent Directors and two of the Leucadia Directors must (A) be independent of New WCG within the meaning of the rules of the New York Stock Exchange or, if New WCG is listed or traded on another stock exchange, the stock exchange on which New WCG’s securities are listed or traded, and the applicable rules of the SEC; (B) be independent of Leucadia; and (C) not be an officer or employee of New WCG or any of its affiliates.

~~(iv)~~ (iii) An individual is not independent of Leucadia if he or she (A) is not “independent” of Leucadia within the meaning of the rules of the New York Stock Exchange or the SEC; (B) is an affiliate or an officer, director, or employee of Leucadia; (C) is a beneficial owner of more than 10% of the voting power of Leucadia; or (D) has any relationship with Leucadia that would typically be required to be disclosed in a Leucadia proxy statement~~; or~~.

~~(E) is designated by Leucadia for election to the~~(iv) After the initial Board is selected, the terms and manner of ~~Directors~~selection of directors of New WCG shall be as provided in the New Bylaws and the New Charter and in accordance with the terms of the Stockholders Agreement.

(c) Except as specifically set forth in the Stockholders Agreement, the Stockholders Agreement to be entered into between New WCG and Leucadia (the “Stockholders Agreement”) does not restrict or limit the ability of Leucadia to vote its securities in its sole discretion on all matters provided to the stockholders of New WCG for a vote at a stockholders meeting or pursuant to any written consent, except that, until the second anniversary of the Effective Date, Leucadia and its affiliates have agreed to vote their securities for the election of Committee Independent Directors as set forth in the Stockholders Agreement and otherwise subject to the terms and conditions thereof.

Section 5.4 Effectuating Documents.

             On or before ~~ten (10) Business Days prior to the deadline for parties to vote to accept or reject~~date of the commencement of the ~~Plan~~Confirmation Hearing, the Debtors shall file with the Bankruptcy Court substantially final forms of the agreements, instruments, and other documents that have been identified herein as Plan Documents, which agreements, instruments, and documents shall implement and be governed by the Plan. Entry of the Confirmation Order shall authorize the officers of the Debtors and New WCG to execute, enter into, and deliver all documents, instruments, and agreements, including, but not limited to, the Plan Documents, and to take all actions necessary or appropriate to implement the Plan including, but not limited to, filing with the Secretary of State of the State of Nevada the New WCG Charter or any other document, instrument, or agreement that may necessary or appropriate to ensure the valid existence of New WCG on the Effective Date. To the extent the terms of any of the Plan Documents conflict with the terms of the Plan, the Plan shall control.

Section 5.5 Transactions on the Effective Date.

(a) the New Charter and New Bylaws shall be authorized, approved and effective in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors of Old WCG or New WCG~~. On the Effective Date or as soon thereafter as is practicable, the New Charter shall be filed with the Secretary of State of the State of Nevada~~;

(h) each of the transactions that comprise the TWC Settlement shall occur or be implemented and shall become binding and effective in all respects, including, without limitation; (i) Leucadia shall make the New Investment pursuant to the Leucadia Investment Agreement; (ii) Leucadia shall purchase the TWC Assigned Claims pursuant to the Leucadia Claims Purchase Agreement; (iii) Leucadia shall receive from the Residual Trust the Leucadia Claims Distribution and from New WCG the Leucadia Investment Distribution; (iv) TWC shall contribute the TWC Contributed Distribution for the benefit of holders of Class 5/6 Channeled Actions; (v) WHBC shall sell the Building Purchase Assets to WTC pursuant to the Building Purchase Agreement; (vi) all of the Additional Settlement Transactions shall be consummated; and (vii) all of the releases contemplated by the TWC Settlement shall become binding and effective.

Section 7.1 Scope of Jurisdiction.

(g) Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, the TWC Settlement, the Declaration of Trust, the liquidation of the Residual Assets, the distribution of Available Proceeds, if any, the Securities Holder

Channeling Fund the Securities Holder Channeling Fund Distribution Procedures (except without divesting the plenary jurisdiction of any court, forum or tribunal with respect to the adjudication or determination of any Securities Holder Channeled Action or action involving any claim by or on behalf of a Securities Holder to recover from officer/director insurance policies of a WCG Entity or insurance carriers that cover officers and directors of a WCE Entity), and the winding-up of Old WCG or any Person’s obligations incurred in connection therewith, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

Section 8.3(b) Modifications to the Plan.

(b) After the entry of the Confirmation Order, the Debtors may, with the consent of each of the other Proponents, TWC, and the Administrative Agent (which consent shall not be unreasonably withheld) (i) amend or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, in accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules or (ii) extend any period of time or deadline provided in the Plan in order to carry out the purpose and intent of the Plan.

     Each Proponent of the Second Amended Joint Chapter 11 Plan of Williams Communications Group, Inc. and CG Austria, Inc., dated August 12, 2002, hereby agree and consent to the foregoing modifications.

WILLIAMS COMMUNICATIONS GROUP, INC

By:
Its:

CG AUSTRIA, INC

By:
Its:

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By:
Its:

LEUCADIA NATIONAL CORPORATION

By:
Its:

THE WILLIAMS COMPANIES, INC

By:
Its: